UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The OTCID Basic Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 29, 2025, the Audit Committee of the Board of Directors (the “Committee”) of Petros Pharmaceuticals, Inc. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm, effective as of the same date.

As previously disclosed, CBIZ CPAs acquired the attest business of Marcum, LLP (“Marcum”), the Company’s prior  independent registered public accounting firm, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through April 5, 2025. On April 5, 2025, the Company terminated its relationship with Marcum as the Company’s independent registered accounting firm and, with the approval of the Committee, engaged CBIZ CPAs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. CBIZ CPAs did not issue any audit report during the period of its engagement.

From April 5, 2025 through August 29, 2025, the date of CBIZ CPAs’ dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weakness in the Company’s internal control over financial reporting due to a deficiency relating to the Company’s insufficient level of monitoring and oversight controls, the size of the Company’s accounting and IT departments and appropriate IT access related controls, as disclosed in the Company’s Annual Report for the fiscal year ended December 31, 2024.

The Company provided CBIZ CPAs with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that CBIZ CPAs furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated September 5, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On August 29, 2025, the Committee engaged HTL International, LLC (“HTL”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. During the fiscal years ended December 31, 2024, and December 31, 2023, and the subsequent interim period through August 29, 2025, neither the Company nor anyone on its behalf has consulted with HTL regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that HTL concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from CBIZ CPAs P.C. to the Securities and Exchange Commission dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petros pharmaceuticals, Inc.

Date: September 5, 2025	By:	/s/ Fady Boctor
	Name:	Fady Boctor
	Title:	President and Chief Commercial Officer